EXHIBIT 99(b)

FRONT


                                 REVOCABLE PROXY
                                    FCNB CORP

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints _________________ , ______________________ and ____________________, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of FCNB Corp (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Stockholders to be held on ________________, 1999 and at any postponement or adjournment thereof.

                  1. The proposal to approve and adopt the Agreement and Plan of Merger, as amended, pursuant to which First Frederick Financial Corporation will be merged with and into the Company and each outstanding share of common stock of First Frederick will automatically and without further action be converted into shares of the Company's common stock, as provided in the Agreement and Plan of Merger, as amended.

                    |_| FOR              |_| AGAINST             |_| ABSTAIN

                  2. The proposal to amend Article Sixth of the Company's Articles of Incorporation to increase the number of shares of common stock which the Company is authorized to issue to fifty million (50,000,000).

                    |_| FOR              |_| AGAINST             |_| ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal set forth above. In addition, this proxy will be voted at the discretion of the persons named as proxy herein upon any other matter properly brought before the Special Meeting or any adjournment or
postponement thereof.                                                     (over)

BACK

Important: Please date and sign your name(s) as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                         ---------------------------------------
                                                  Signature of Stockholder


                                         ---------------------------------------
                                                  Signature of Stockholder


                                         Dated: __________________________, 1999




            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


        |_| Please check here if you plan to attend the Special Meeting.